UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484)254-6134
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On January 27, 2026, the Board of Directors of the Company appointed Joseph M. Casper, age 75, as the Chief Operating Officer of the Company, effective January 27, 2026.

Mr. Casper brings 35 years of experience in the healthcare industry to the Company’s leadership team. Prior to joining the Company, Mr. Casper has held various senior leadership positions. Mr. Casper has served in consulting leadership positions with Deloitte and First Consulting Group, where he advised large organizations and academic medical centers. His professional experience also includes work with major payer and provider organizations, including Kaiser Permanente and Anthem. He also worked extensively with academic medical centers such as the University Medical Center, Cleveland, Ohio.

Mr. Casper is the co-inventor of an early medical record aggregation platform that ultimately scaled to serve more than 15 million patients. Between 2016 to 2021, he served on the board of directors of Ingine Inc., a healthcare artificial intelligence company. Since 2019, he has been serving on the board of directors of ThriveWell Tech, a company focused on senior living technologies. Further, since 2021, he has been serving on the board of directors of Touro University, supporting physician and nursing education through its Colleges of Osteopathic Medicine and Health and Human Services. Additionally, since 2022, he has been serving on the board of directors of SureTest, Inc., a company that develops and delivers intelligent test automation solutions for health systems and enterprise software environments. Between March 2023 and August 2025, Mr. Casper served as the Chief Strategy Officer of Ryte AI, artificial intelligence-powered healthcare data analytics platform.

Previously, Mr. Casper served a two-year term as Chairman of the Leukemia Society, Northwest Chapter. His experience spans organizations ranging from early-stage companies to multi-billion-dollar enterprises.

Mr. Casper’s annual base salary is expected to be $250,000 and he is entitled to receive a bonus of 25% of his base salary, subject to milestones that shall be agreed between the Company’s Chief Executive Officer and himself. Mr. Casper has also been granted 100,000 options, out of which 33.3% shall vest on June 1, 2026, 33.3% shall vest on December 1, 2026, and the remaining 33.3% shall vest on December 1, 2027.

There are no arrangements or understandings between Mr. Casper and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. Casper and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRx Pharmaceuticals, Inc.

Date: February 2, 2026	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Its:	Interim Chief Executive Officer